                                                                      EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT


The Partners
Mendik Real Estate Limited Partnership:

We consent to the incorporation by reference in Amendment No.1 to Registration Statement No. 333-50095 of Vornado Realty Trust on Form S-3 and Registration Statement Nos. 333-52573, 333-29011 and 333-09159 on Form S-8 of Vornado Realty Trust and Amendment No. 4 to Registration Statement No. 333-40787 and Amendment No. 4 to Registration Statement No. 333-29013 of Vornado Realty Trust and Vornado Realty L.P. both on Form S-3, of our report dated March 20, 1998 with respect to the consolidated balance sheets of Mendik Real Estate Limited Partnership and consolidated venture as of December 31, 1997 and 1996, and the related consolidated statements of operations, partners' capital (deficit), and cash flows for each of the years in the three-year period ended December 31, 1997, which report is incorporated by reference in the Form 8-K of Vornado Realty L.P. as filed with the Securities and Exchange Commission on August 12, 1998.


KPMG Peat Marwick LLP
Boston, Massachusetts
August 12, 1998